FIRST AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2007 (this “Amendment”), is entered into by and among GOLFSMITH INTERNATIONAL, L.P., a Delaware limited partnership (“GI”), GOLFSMITH NU, L.L.C., a Delaware limited liability company (“GN”), GOLFSMITH USA, L.L.C. (“GUSA” and together with GI and GN, the "Borrowers”, and each individually, a “Borrower”), the other Credit Parties party hereto, and General Electric Capital Corporation, a Delaware corporation, as a Lender and as Agent for the Lenders party to the Credit Agreement (in such capacity, “Agent”).

RECITALS

WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of June 20, 2006 (as amended hereby and as it may hereafter be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to amend the Credit Agreement as and to the extent set forth in this Amendment and Agent and Lenders are willing to do so as and to the extent, and solely as and to the extent, and subject to the terms and conditions set forth in this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement, including Annex A thereto.

2. Amendments. Subject to the prior satisfaction of the conditions specified in Section 5 of this Amendment, the Credit Agreement shall be amended as follows:

2.1. By deleting the existing clause (b) (Facilities Increase) of Section 1.1 (Loans) of the Credit Agreement and replacing it with the following new language:

	"(b)	[Intentionally Omitted].”

2.2.

By deleting the existing clause (a) of Section 1.2 (Interest and Applicable Margins) of the Credit Agreement and replacing it with the following new language:

"(a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the Loans being made by each Lender (or in the case of the Swing Line Loan, for the benefit of the Swing Line Lender), in arrears on each applicable Interest Payment Date, at the following per annum rates: (i) with respect to the Revolving Credit Advances which are designated as Index Rate Loans, the Index Rate plus the Applicable Revolver Index Margin or, with respect to Revolving Credit Advances which are designated as LIBOR Loans, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin.

As of the First Amendment Effective Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.50%
Applicable Revolver LIBOR Margin	2.00%
Applicable L/C Margin	2.00%

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis on the first Business Day of each Fiscal Quarter as determined by average daily Borrowing Availability for the immediately preceding Fiscal Quarter, commencing December 31, 2007. Adjustments in Applicable Margins will be determined by reference to the following grids:

If Average Daily Borrowing Availability for the Immediately Preceding Fiscal Quarter is:	Applicable Margins:

	Revolving	Revolving LIBOR
	Index	and L/C
> $40,000,000	-0.25%	1.25%

> $30,000,000 and < $40,000,000	0.00%	1.50%

> $20,000,000 and < $30,000,000	0.25%	1.75%

< $20,000,000	0.50%	2.00%

Borrowers shall deliver to Agent and Lenders a certificate, signed by their chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. If any Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Defaults or Events of Default are waived or cured.”

2.3. By deleting the existing Section 7.3 (Conditions Precedent to Each Facilities Increase) of the Credit Agreement and replacing it with the following new language:

“7.3 [Intentionally Omitted].”

2.4. By deleting the existing definition of “Revolving Loan Commitment” from Annex A (Definitions) to the Credit Agreement and replacing it with the following new definition:

” “Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances or incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing Line Lender, Swing Line Advances) or incur Letter of Credit Obligations, which aggregate commitment shall be Ninety Million Dollars ($90,000,000) on the First Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.”

2.5. By deleting the existing definition of “Commitments” from Annex A (Definitions) to the Credit Agreement and replacing it with the following new definition:

” “Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments which aggregate commitment shall be Ninety Million Dollars ($90,000,000) on the First Amendment Effective Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.”

2.6. By deleting from clause (a) of the definition of “Borrowing Availability”, the dollar figure “$2,500,000” and replacing it with the dollar figure “$3,500,000”.

2.7. By inserting the following new definitions in Annex A to the Credit Agreement in appropriate alphabetical order:

” “First Amendment to Credit Agreement” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2007, by and among Borrowers, the other Credit Parties, Agent and Lenders.”

” “First Amendment Effective Date means the date on which the conditions precedent to the effectiveness of the First Amendment to Credit Agreement are satisfied and the First Amendment to Credit Agreement becomes effective.”

2.8. By deleting the figure “$65,000,000” from Annex B (Pro Rata Shares and Commitment Amounts) to the Credit Agreement and replacing it with the figure “$90,000,000”.

3. Consent to Assignments. Notwithstanding Section 8.1 (Assignment and Participations) of the Credit Agreement or any other terms or provisions of the Credit Agreement, each Borrower and each other Credit Party hereby consents to and agrees that General Electric Capital Corporation, in its capacity as a Lender (“GE Capital”), may assign up to $25,000,000 in the aggregate of its Loans and/or Commitments to such Qualified Assignees as GE Capital may determine.

4. Representations and Warranties.

4.1. Each Borrower and each other Credit Party hereby represents and warrants that the execution, delivery and performance by it of this Amendment has been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or to general principles of equity.

4.2. The execution, delivery and performance of this Amendment by each Borrower and each other Credit Party does not, and will not, contravene or conflict with any provision of (a) law, (b) any judgment, decree or order, or (c) the certificate or articles of incorporation or by-laws of any Borrower or any other Credit Party, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any agreement, mortgage, lease, instrument or other document binding upon or otherwise affecting any Borrower or any other Credit Party or any property of any Borrower or any other Credit Party or any Subsidiary thereof.

4.3. Each Borrower and each other Credit Party hereby certifies that all of the representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof as if made on the date hereof and that no Default or Event of Default exists under the Credit Agreement or any other Loan Document or will exist after or be triggered by the execution and delivery of this Amendment. In addition, each Borrower and each other Credit Party hereby represents and warrants that the Credit Agreement, as amended by this Amendment, and each of the other Loan Documents is and remains in full force and effect.

5. Conditions to Effectiveness. The effectiveness of the provisions set forth in Section 2 and Section 3 hereof is expressly conditioned upon the satisfaction of the following conditions precedent in a manner acceptable to Agent:

5.1. Amendment. Agent’s receipt of counterparts of this Amendment, duly executed by each Borrower, each other Credit Party, Agent and Lenders.

5.2. Notes. The Lender’s receipt of a new Revolving Note in form and substance satisfactory to Agent dated the date of this Amendment and reflecting such Lender’s Revolving Loan Commitment after giving effect to and pursuant to the terms of this Amendment.

5.3. Board Resolutions; Secretary’s Certificates. Agent’s receipt, with respect to each Credit Party, of: (i) resolutions of such Credit Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Amendment by such Credit Party, and otherwise in form and substance satisfactory to Agent; and (ii) a certificate, in form and substance satisfactory to Agent, of the secretary or other officer of such Credit Party in charge of maintaining books and records of such Credit Party certifying as to the resolutions referred to in the preceding clause (i).

5.4. No Default. Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.

5.5. Other Documents. Agent’s receipt of such other agreements, instruments and documents as Agent may reasonably request.

6. Reference to and Effect Upon the Credit Agreement and other Loan Documents.

6.1. Except for the specific provisions set forth in Section 2 and Section 3 above, the Credit Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by each Borrower and each of the other Credit Parties.

6.2. The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (a) be a consent to any waiver of any term or condition or an amendment or modification of any term or condition of the Credit Agreement or any other Loan Document, except as expressly provided in Section 2 and Section 3 above, or (b) prejudice any right, power or remedy which the Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement, the Notes or any other Loan Document.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. A counterpart signature page delivered by fax or “pdf” transmission shall be as effective as delivery of an originally executed counterpart.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

9. Costs and Expenses. As provided in the Credit Agreement, Borrowers shall pay on demand all expenses, costs and other fees (including attorneys’ fees of counsel for Agent) incurred by Agent in connection with the documentation and negotiation of this Amendment and the transactions contemplated hereunder.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

GOLFSMITH INTERNATIONAL, L.P.
By: Golfsmith GP L.L.C., as General Partner

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GOLFSMITH NU, L.L.C.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GOLFSMITH USA, L.L.C.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

CREDIT PARTIES:

GOLFSMITH INTERNATIONAL, INC.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GOLFSMITH GP, L.L.C.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GOLFSMITH DELAWARE, L.L.C.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GOLFSMITH CANADA, L.L.C.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GOLFSMITH EUROPE, L.L.C.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GOLFSMITH LICENSING, L.L.C.

By:	/ s / Virginia Bunte

Name:	Virginia Bunte

Title:	Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:	/ s / William J. Kane

Name:	William J. Kane

Its Duly Authorized Signatory